UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported) January 31, 2013 (January 28, 2013)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32320 (Commission File Number)	43-1883836 (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri (Address of Principal Executive Offices)	63114 (Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

In connection with the announcement of Maxine Clark’s planned retirement discussed in Item 2.02 below, on January 28, 2012 Build-A-Bear Workshop, Inc. (the “Company”) and Ms. Clark entered into a Retirement, Separation Agreement and General Release (the “Retirement Agreement”) which provides that her employment with the Company will terminate following a six-week transition period following the date that a successor Chief Executive Officer is employed by the Company.  Ms. Clark will receive $1,318,400, less any applicable withholding, payable in equal installments in accordance with the Company’s regular payroll dates for a period of 24 months following her retirement, reduced by any cash compensation from a subsequent employer during that period.  During this 24-month period, Ms. Clark will also receive the amount that the Company has been paying toward her coverage under the Company’s welfare benefit plans, also payable in equal installments in accordance with the Company’s regular payroll dates.  In addition, Ms. Clark will remain eligible to receive a bonus under the Company’s 2012 bonus plan for its chief executives, and will remain eligible to receive a bonus under the Company’s 2013 bonus plan for chief executives, in each case to the extent performance and other criteria are met under the respective bonus plans, provided that any bonus for 2013 will be pro rated based on the number of full calendar weeks Ms. Clark is employed by the Company.  All shares of Ms. Clark’s restricted shares and stock options which have not vested on the date of her retirement will continue to vest through March 31, 2014 and all vested unexercised stock options will remain exercisable until the earlier of their original expiration date or April 30, 2014.  The Company will pay up to $25,000 of Ms. Clark’s legal expenses incurred in connection with drafting and negotiation of the Retirement Agreement.  Ms. Clark also agreed to (1) a general release of claims, (2) keep Company information secret and confidential, (3) certain non-compete restrictions for 24 months following retirement, and (4) certain non-solicitation restrictions for 36 months following retirement.

On January 28, 2012, the Company and Ms. Clark also entered into a six month Consulting Agreement (the “Consulting Agreement”) which will begin upon her retirement.  During such six-month period, Ms. Clark will be paid consulting fees of $29,166 per month.

The foregoing description of the Retirement Agreement and the Consulting Agreement is only a summary of certain terms and conditions of these documents and is qualified in its entirety by reference to the Retirement Agreement and the Consulting Agreement, which have been filed as Exhibit 10.1 and Exhibit 10.2 hereto and which are incorporated by reference herein.

Item 2.02.                      Results of Operations and Financial Condition.

           On January 31, 2013, the Company issued a press release announcing, among other things, that its Founder, Maxine Clark, has announced her plan to retire as Chief Executive Bear.  Ms. Clark will continue in her current position until a successor has been named and a successful transition has occurred.  She will remain as a member of the Build-A-Bear Workshop Board of Directors.  In addition, the press release announced, on a preliminary unaudited basis, consolidated comparable store sales, comparable store sales in North America and Europe, consolidated e-commerce sales, and sales increases at the six stores that feature the Company’s newly imagined store design for the fourth quarter (13-weeks ended December 29, 2012).  The press release also noted that increased SG&A expenses, reduced performance in the UK, and anticipated nonrecurring charges are expected to have a significant negative impact on fourth quarter profitability. The press release announced the Company's expected year-end inventory and cash.  In addition, the press release reported expected fiscal 2013 and 2014 store closures and associated transfer sales, relocations and remodels.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.  The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

The information furnished in contained or incorporated by reference into this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.  In addition, this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number                 Description of Exhibit

10.1	Retirement, Separation Agreement and General Release by and between Maxine Clark and Build-A-Bear Workshop, Inc., dated January 28, 2013
10.2	Consulting Agreement by and between Maxine Clark and Build-A-Bear Workshop, Inc., dated January 28, 2013
99.1	Press Release dated January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: January 31, 2013	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Operations and Financial Bear, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number                 Description of Exhibit

10.1	Retirement, Separation Agreement and General Release by and between Maxine Clark and Build-A-Bear Workshop, Inc., dated January 28, 2013
10.2	Consulting Agreement by and between Maxine Clark and Build-A-Bear Workshop, Inc., dated January 28, 2013
99.1	Press Release dated January 31, 2013

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